UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2021

Emerging Opportunities Corp

(Exact name of registrant as specified in its charter)

Delaware	000-56188	85-1192377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Gateway Center Suite 2600 Newark, New Jersey 07102	11747

(Address of principal executive offices)	(Zip Code)

(973) 277 4239

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section l 2(b) of the Act:

N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 14, 2021 the Company changed accountants with the engagement of Victor Mokuolu, CPA PLLC of P.O. Box 421381 Houston, Texas.

(i) The former accountant did not resign, decline to stand for re-election or dismissed.

(ii) The former accountant’s report for the prior two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scop or accounting principles.

(iii) The decision to change accountants was not recommended by an audit or a similar committee because the Registrant has no such committee.

(iv) The decision to change accountant was approved by the board of directors

(v) The Registrant has no disagreement whatsoever with the prior accountant. The registrant engaged the new accountant to cut costs and get the audited financials submitted timely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerging Opportunities Corp
Registrant

Date: January 14, 2022

/s/ Franklin Ogele
Franklin Ogele